EXHIBIT 99.1
News Release Contacts:
Media: Greg Gable Charles Schwab Phone: 415-667-0473	Investors/Analysts: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS RECORD THIRD QUARTER REVENUE OF $1.6 BILLION

Quarterly Earnings Rise 17% Year-Over-Year; Year-to-Date Earnings Reach a Record $1.0 Billion

Core Net New Assets Total $30.8 Billion for Third Quarter; $102.0 Billion Year-to-Date

SAN FRANCISCO, October 15, 2015 – The Charles Schwab Corporation announced today that its net income for the third quarter of 2015 was $376 million, up 7% from $353 million for the second quarter of 2015, and up 17% from $321 million for the third quarter of 2014.  Net income for the nine months ended September 30, 2015 was $1.0 billion, up 6% from the year-earlier period.  The company’s financial results for the third quarter and first nine months of both 2015 and 2014 include certain non-recurring items; descriptions of these items are included below.

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
Financial Highlights	2015	2014	Change	2015	2014	Change

Net revenues (in millions)	$1,597	$1,551	3%	$4,689	$4,507	4%
Net income (in millions)	$376	$321	17%	$1,031	$971	6%
Diluted earnings per common share	$.28	$.24	17%	$.74	$.70	6%
Pre-tax profit margin	36.5%	33.4%		34.9%	34.6%
Return on average common
stockholders’ equity (annualized)	13%	12%		12%	12%

EPS Impact of Certain Non-Recurring Items

$14 million net tax benefits	$.01	$-		$.01	$-
(included in Taxes on income)
$17 million litigation proceeds	$-	$-		$.01	$-
(included in Other revenue)
$45 million net insurance recovery	$-	$.02		$-	$.02
(included in Other revenue)
$68 million charge related to geographic	$-	$(.03)		$-	$(.03)
footprint (included in Compensation
and benefits expense)

CEO Walt Bettinger said, “Schwab’s third quarter results reflect the continued success of our ‘through clients’ eyes’ strategy and our contemporary approach to helping clients manage their wealth.  As we helped investors navigate recent market volatility, we also drove solid business growth.  Core net new assets were $30.8 billion in the third

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quarter, bringing our year-to-date total to $102.0 billion.  In addition, clients opened 254,000 new brokerage accounts, up 11% year-over-year.  Faced with economic uncertainty and the resulting market volatility, investors increasingly turned to our advice offerings throughout the quarter.  Approximately 36,000 accounts enrolled in one of our retail advisory solutions during the last three months, 57% more than the year-earlier period, and total accounts using these solutions reached 550,000, up 13% year-over-year.  Total client assets were $2.42 trillion, up 1% from a year ago, reflecting the $117.5 billion impact of reduced market valuations on client portfolios over the last 12 months.  We finished the quarter serving 9.7 million brokerage accounts, 1.0 million banking accounts, and 1.5 million retirement plan participants, up 4%, 6% and 6%, respectively, from a year ago.”

“Schwab has built out a wide range of full-service investing and wealth management capabilities to support investors through market conditions like those experienced this August,” Mr. Bettinger continued.  “During that month, the S&P 500® dropped 11% in six trading days and the CBOE Volatility Index® spiked to 41 on the 24th after averaging 14 for the prior four weeks.  Throughout this period, we proactively engaged investors across multiple channels to discuss developments and appropriate courses of action.  Schwab’s senior investment strategists and other experts shared our point of view through a series of published perspectives; TV, radio and print news stories; and recorded video commentaries.  As volatility peaked, we reached out to over 4.5 million clients and prospects via email, helping connect them with our insights and service representatives.  During the week of August 24th, client and prospect visits to our website increased 35% and 58%, respectively, from the prior week.  At the same time, total calls to Schwab representatives increased 26%.”

Mr. Bettinger added, “While providing these resources for dealing with market turbulence, Schwab continued with ongoing initiatives to enhance our clients’ financial lives, including the security of their accounts and assets.  For nearly 10 years, Schwab has provided a Security Guarantee that covers 100% of any losses in Schwab accounts due to unauthorized activity.  To better support our clients’ desire to be active partners in safe online security practices, we recently introduced SchwabSafe™, an online resource with perspectives and tips on cyber security.  In the third quarter, we also announced the addition of one new ETF provider – J.P. Morgan Asset Management – and nine new ETFs to Schwab ETF OneSource™.  This expansion gives investors more choice within two popular categories: currency-hedged ETFs and strategic beta funds across U.S. and international markets. Schwab ETF OneSource continues to provide investors and advisors with access to the most commission-free ETFs anywhere in our industry.”

CFO Joe Martinetto commented, “Our diversified revenue sources continued to support solid financial performance during the third quarter, even in the face of deteriorating equity market valuations.  Broad market declines limited asset management and administration fees to $663 million, or 2% growth year-over-year.  At the same time, however, the environment helped drive strong growth in our other two main revenue sources.  Organic balance sheet growth and a slight uptick in short term interest rates contributed to net interest revenue of $635 million, up 11% from the third quarter of 2014.  August market volatility, which culminated in a record number of client revenue trades on the 24th, helped lift trading revenue to $228 million, up 9%.  Total net revenues of $1.6 billion represent a record for a third quarter, as well as a 3% increase from a year ago.  Our third quarter expenses of $1.0 billion kept us on track for planned full-year expense growth of approximately 4% and enabled us to produce a pre-tax profit margin of 36.5%, our highest since the fourth quarter of 2008.  We recognized net tax benefits of approximately $14 million in the third quarter relating to certain prior-year matters.  Overall, net income totaled $376 million, the highest quarter in our history save those affected by the sale of US Trust.  Our year-to-date earnings of $1.0 billion are also the highest in our history despite the mixed revenue environment that has unfolded in 2015.”

Mr. Martinetto concluded, “In the midst of heightened economic uncertainty and market volatility, our financial discipline remains the same – managing the levers that are under our control to ensure flexibility, continuing to maintain a healthy balance sheet, and actively working to more effectively monetize client cash balances.  We are in the process of utilizing our recent $600 million preferred issuance to support approximately $4.0 billion in bulk transfers of cash sweep balances from money market funds to Schwab Bank.  We completed the first $1.1 billion transfer in September, and plan to move the remainder during the fourth quarter.”

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Business highlights for the third quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	New retail brokerage accounts for the quarter totaled approximately 158,000, up 12% year-over-year; total accounts were 6.8 million as of September 30, 2015, up 1% year-over-year.
•	Held financial planning conversations with approximately 29,000 clients, up 7% year-over-year.
•

Launched the Schwab One® Visa® Chip Platinum debit card, enhancing security and reducing the chance of failed transactions for clients traveling in more than 130 countries, where chip readers are now standard.

•	Enhanced flexibility for Schwab.com passwords – clients may now create passwords with up to 234 characters, including special and case-sensitive characters.
•

Added an “Ideas” tab to Trade Source™, Schwab’s specialized web interface for traders, enabling users to search for stocks based on nine strategic predefined screens that can be used as starting points for potential trade ideas.

Advisor Services

•

Held our annual SOLUTIONS events in 12 cities across the country, helping advisors discover how our technology and tools can streamline workflow, optimize performance and support exceptional client service.

•

Added two funds to Schwab Alternative Investment OneSource™, a platform that provides advisors and their clients with access to alternative investment funds registered under the Securities Act of 1933.  At quarter-end, 31 funds were available on the platform.

Products and Infrastructure

•	For Charles Schwab Bank:
o	Balance sheet assets = $128.7 billion, up 22% year-over-year.
o	Outstanding mortgage and home equity loans = $11.1 billion, comparable to a year ago.
o	Pledged Asset Line® balances = $3.2 billion, up 56% year-over-year.
o	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.20%, 0.18% and 0.22%, respectively, at month-end September.
o	Schwab Bank High Yield Investor Checking® accounts = 836,000, with $12.2 billion in balances.
•	Client assets managed by Windhaven® totaled $12.9 billion, down 27% from the third quarter of 2014.
•	Client assets managed by ThomasPartners® totaled $6.8 billion, up 11% from the third quarter of 2014.
•	Client assets managed by Intelligent Portfolios (Schwab Intelligent Portfolios™ and Institutional Intelligent Portfolios™) totaled $4.1 billion, up $1.1 billion from the second quarter of 2015.
•	Expanded Schwab ETF OneSource to offer nine more ETFs; at quarter-end, investors could trade 209 ETFs from 14 providers covering 66 Morningstar Categories, for $0 online trade commissions.
•	Introduced SchwabSafe, an online resource with perspectives and tips on cyber security that helps clients learn about safe online security practices applicable to all aspects of online commerce.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

Commentary from the CFO

Joe Martinetto, Senior Executive Vice President and Chief Financial Officer, provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor-relations/cfo-commentary.  The most recent commentary was posted on September 15, 2015.

Forward-Looking Statements

This press release contains forward-looking statements relating to expense growth; financial discipline; maintaining a healthy balance sheet; monetization of client cash balances; and the timing and amount of bulk transfers of cash sweep balances.  Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to manage expenses; the timing and amount of severance and other costs related to reducing the company’s San Francisco footprint; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated

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with legal matters; any adverse impact of financial reform legislation and related regulations; regulatory guidance; general market conditions, including the level of interest rates, equity valuations and trading activity; the level of client assets, including cash balances; the company’s ability to attract and retain clients and grow client assets/relationships; the quality of the company’s balance sheet assets; capital needs and management; the company’s ability to monetize client assets; client sensitivity to interest rates; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 325 offices and 9.7 million active brokerage accounts, 1.5 million corporate retirement plan participants, 1.0 million banking accounts, and $2.42 trillion in client assets as of September 30, 2015.  Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors.  Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services.  Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products.  More information is available at www.schwab.com and www.aboutschwab.com.

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THE  CHARLES  SCHWAB  CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net Revenues
Asset management and administration fees	$663	$649	$1,977	$1,892
Interest revenue	669	600	1,931	1,767
Interest expense	(34)	(27)	(96)	(79)
Net interest revenue	635	573	1,835	1,688
Trading revenue	228	209	658	668
Other	66	120	208	253
Provision for loan losses	5	1	11	7
Net impairment losses on securities (1)	-	(1)	-	(1)
Total net revenues	1,597	1,551	4,689	4,507
Expenses Excluding Interest
Compensation and benefits	548	593	1,669	1,641
Professional services	114	117	340	335
Occupancy and equipment	92	82	260	242
Advertising and market development	58	59	189	187
Communications	58	55	175	168
Depreciation and amortization	57	49	166	145
Other	87	78	256	228
Total expenses excluding interest	1,014	1,033	3,055	2,946
Income before taxes on income	583	518	1,634	1,561
Taxes on income	207	197	603	590
Net Income	376	321	1,031	971
Preferred stock dividends and other (2)	11	9	45	39
Net Income Available to Common Stockholders	$365	$312	$986	$932
Weighted-Average Common Shares Outstanding — Diluted	1,328	1,316	1,326	1,313
Earnings Per Common Share — Basic	$.28	$.24	$.75	$.71
Earnings Per Common Share — Diluted	$.28	$.24	$.74	$.70

(1)

There were no net impairment losses on securities for the three or nine months ended September 30, 2015. Net impairment losses on securities include total other-than-temporary impairment losses of $1 million recognized in other comprehensive income, net of $0 reclassified from other comprehensive income, for the three and nine months ended September 30, 2014.

(2)	Includes preferred stock dividends and undistributed earnings and dividends allocated to non-vested restricted stock units.

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THE  CHARLES  SCHWAB  CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q3-15 % change		2015			2014
	vs.	vs.	Third	Second	First	Fourth	Third
(In millions, except per share amounts and as noted)	Q3-14	Q2-15	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	2%	(1%)	$663	$670	$644	$641	$649
Net interest revenue	11%	4%	635	612	588	584	573
Trading revenue	9%	12%	228	203	227	239	209
Other (1)	(45%)	(16%)	66	79	63	90	119
Provision for loan losses	N/M	150%	5	2	4	(3)	1
Total net revenues	3%	2%	1,597	1,566	1,526	1,551	1,551
Expenses Excluding Interest
Compensation and benefits	(8%)	1%	548	540	581	543	593
Professional services	(3%)	2%	114	112	114	122	117
Occupancy and equipment	12%	8%	92	85	83	82	82
Advertising and market development	(2%)	(6%)	58	62	69	58	59
Communications	5%	(2%)	58	59	58	55	55
Depreciation and amortization	16%	4%	57	55	54	54	49
Other	12%	1%	87	86	83	83	78
Total expenses excluding interest	(2%)	2%	1,014	999	1,042	997	1,033
Income before taxes on income	13%	3%	583	567	484	554	518
Taxes on income	5%	(3%)	207	214	182	204	197
Net Income	17%	7%	$376	$353	$302	$350	$321
Preferred stock dividends and other	22%	(52%)	11	23	11	21	9
Net Income Available to Common Stockholders	17%	11%	$365	$330	$291	$329	$312
Basic earnings per common share	17%	12%	$.28	$.25	$.22	$.25	$.24
Diluted earnings per common share	17%	12%	$.28	$.25	$.22	$.25	$.24
Dividends declared per common share	-	-	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding - diluted	1%	-	1,328	1,326	1,323	1,320	1,316
Performance Measures
Pre-tax profit margin			36.5%	36.2%	31.7%	35.7%	33.4%
Return on average common stockholders’ equity (annualized) (2)			13%	12%	10%	12%	12%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	(14%)	(4%)	$17.2	$17.9	$19.4	$20.8	$19.9
Receivables from brokerage clients	11%	3%	17.1	16.6	16.0	15.7	15.4
Bank loans	9%	2%	14.3	14.0	13.6	13.4	13.1
Total assets	16%	4%	170.4	163.6	160.2	154.6	147.4
Bank deposits	22%	5%	119.0	112.9	109.5	102.8	97.3
Payables to brokerage clients	(6%)	(2%)	31.0	31.5	31.6	34.3	33.1
Long-term debt	53%	-	2.9	2.9	2.9	1.9	1.9
Stockholders’ equity	15%	6%	13.2	12.4	12.2	11.8	11.5
Other
Full-time equivalent employees (at quarter end, in thousands)	8%	3%	15.4	14.9	14.9	14.6	14.3
Capital expenditures - purchases of equipment, office
facilities, and property, net (in millions)	(45%)	4%	$80	$77	$61	$90	$146
Expenses excluding interest as a percentage of average client assets
(annualized)			0.16%	0.16%	0.17%	0.17%	0.18%
Clients’ Daily Average Trades (in thousands)
Revenue trades (3)	13%	14%	304	267	313	315	269
Asset-based trades (4)	31%	8%	84	78	88	80	64
Other trades (5)	10%	-	149	149	181	169	136
Total	14%	9%	537	494	582	564	469
Average Revenue Per Revenue Trade (3)	(5%)	(3%)	$11.67	$11.97	$11.98	$12.04	$12.24

Note: Certain prior-period amounts have been reclassified to conform to the 2015 presentation.
(1)	Includes net impairment losses on securities of $(1) million in the third quarter of 2014.
(2)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(3)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(4)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(5)	Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds amd ETFs, and other proprietary products.

N/M Not meaningful.

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THE  CHARLES  SCHWAB  CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,						September 30,
	2015			2014			2015			2014
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$9,764	$6	0.24%	$7,961	$4	0.20%	$9,230	$17	0.25%	$6,892	$11	0.21%
Cash and investments segregated	18,061	8	0.18%	19,542	6	0.12%	18,607	21	0.15%	20,251	18	0.12%
Broker-related receivables (1)	312	-	0.09%	363	-	0.01%	285	-	0.07%	323	-	0.10%
Receivables from brokerage clients	15,594	130	3.31%	13,965	122	3.47%	15,043	374	3.32%	13,589	358	3.52%
Securities available for sale (2)	63,916	159	0.99%	51,425	135	1.04%	60,866	454	1.00%	51,984	413	1.06%
Securities held to maturity	38,533	241	2.48%	32,609	208	2.53%	36,637	686	2.50%	31,839	613	2.57%
Bank loans	14,137	93	2.61%	13,001	89	2.72%	13,848	274	2.65%	12,776	264	2.76%
Total interest-earning assets	160,317	637	1.58%	138,866	564	1.61%	154,516	1,826	1.58%	137,654	1,677	1.63%
Other interest revenue		32			36			105			90
Total interest-earning assets	$160,317	$669	1.66%	$138,866	$600	1.72%	$154,516	$1,931	1.67%	$137,654	$1,767	1.72%
Funding sources:
Bank deposits	$115,606	$8	0.03%	$96,114	$7	0.03%	$110,569	$22	0.03%	$94,951	$22	0.03%
Payables to brokerage clients	25,585	1	0.01%	26,403	1	0.01%	25,596	2	0.01%	26,652	2	0.01%
Long-term debt	2,900	24	3.28%	1,900	19	3.97%	2,652	67	3.38%	1,901	55	3.87%
Total interest-bearing liabilities	144,091	33	0.09%	124,417	27	0.09%	138,817	91	0.09%	123,504	79	0.09%
Non-interest-bearing funding sources	16,226			14,449			15,699			14,150
Other interest expense (1,3)		1			-			5			-
Total funding sources	$160,317	$34	0.09%	$138,866	$27	0.08%	$154,516	$96	0.08%	$137,654	$79	0.08%
Net interest revenue		$635	1.57%		$573	1.64%		$1,835	1.59%		$1,688	1.64%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.
(3)	Includes the impact of capitalizing interest on building construction and software development.

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THE  CHARLES  SCHWAB  CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,						September 30,
	2015			2014			2015			2014
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds
before fee waivers	$160,266	$237	0.59%	$162,805	$240	0.58%	$161,029	$706	0.59%	$164,208	$714	0.58%
Fee waivers		(166)			(190)			(519)			(558)
Schwab money market funds	160,266	71	0.18%	162,805	50	0.12%	161,029	187	0.16%	164,208	156	0.13%
Schwab equity and bond funds (1)	102,898	55	0.21%	86,416	50	0.23%	101,337	163	0.22%	81,770	142	0.23%
Mutual Fund OneSource ® (2)	230,235	188	0.32%	249,427	208	0.33%	239,633	585	0.33%	246,210	609	0.33%
Total mutual funds (3)	$493,399	314	0.25%	$498,648	308	0.25%	$501,999	935	0.25%	$492,188	907	0.25%
Advice solutions (3) :
Fee-based	$170,211	225	0.52%	$161,783	215	0.53%	$171,516	673	0.52%	$155,970	623	0.53%
Intelligent Portfolios	3,714	-	-	N/A	N/A	N/A	2,578	-	-	N/A	N/A	N/A
Legacy Non-Fee	16,372	N/A	N/A	16,021	N/A	N/A	16,573	N/A	N/A	15,717	N/A	N/A
Total advice solutions	$190,297	225	0.47%	$177,804	215	0.48%	$190,667	673	0.47%	$171,687	623	0.49%
Other (2,4)		124			126			369			362
Total asset management
and administration fees		$663			$649			$1,977			$1,892

(1)	Includes Schwab Exchange-traded Funds.
(2)

Beginning in the second quarter of 2015, certain Mutual Fund OneSource balances were reclassified to Other third-party mutual funds. Related revenues have been reclassified to Other asset management and administration fees. Prior-period information has been recast to reflect this change.

(3)

Beginning in the second quarter of 2015, Fee-based, Intelligent Portfolios and Legacy Non-Fee advice solutions are presented separately. Prior-period information has been recast to reflect this change. Advice solutions include managed portfolios, specialized strategies and customized investment advice. Fee-based advice solutions include Schwab Private Client, Schwab Managed Portfolios, Managed Account Select, Schwab Advisor Network, Windhaven Strategies, Thomas Partners Dividend Growth Strategy, and Schwab Index Advantage advised retirement plan balances. Intelligent Portfolios include Schwab Intelligent Portfolios, launched in March 2015, and Institutional Intelligent Portfolios, launched in June 2015. Legacy Non-Fee advice solutions include superseded programs such as Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(4)	Includes various asset-based fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.

N/A Not applicable.

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THE  CHARLES  SCHWAB  CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q3-15 % Change		2015			2014
	vs.	vs.	Third	Second	First	Fourth	Third
(In billions, at quarter end, except as noted)	Q3-14	Q2-15	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	15%	4%	$148.7	$143.0	$140.0	$136.0	$129.7
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	(2%)	4%	161.8	155.6	162.5	167.9	164.7
Equity and bond funds	-	(7%)	59.3	64.1	64.1	61.5	59.1
Total proprietary mutual funds	(1%)	1%	221.1	219.7	226.6	229.4	223.8
Mutual Fund Marketplace® (1)
Mutual Fund OneSource® (2)	(12%)	(10%)	210.7	233.2	239.1	236.2	238.8
Mutual fund clearing services	7%	(6%)	177.8	188.9	170.6	164.7	166.3
Other third-party mutual funds (2)	2%	(6%)	490.4	519.4	508.3	486.2	479.4
Total Mutual Fund Marketplace	(1%)	(7%)	878.9	941.5	918.0	887.1	884.5
Total mutual fund assets	(1%)	(5%)	1,100.0	1,161.2	1,144.6	1,116.5	1,108.3
Exchange-traded funds (ETFs)
Proprietary ETFs	49%	-	34.2	34.3	31.0	26.9	22.9
ETF OneSource™ (1)	9%	(7%)	15.4	16.5	16.1	14.7	14.1
Other third-party ETFs	6%	(6%)	194.6	207.4	205.3	194.7	184.2
Total ETF assets	10%	(5%)	244.2	258.2	252.4	236.3	221.2
Equity and other securities	(2%)	(7%)	755.3	815.1	820.9	800.4	771.6
Fixed income securities	(2%)	1%	183.6	181.1	181.2	188.7	187.3
Margin loans outstanding	10%	4%	(15.9)	(15.3)	(14.7)	(14.3)	(14.4)
Total client assets	1%	(5%)	$2,415.9	$2,543.3	$2,524.4	$2,463.6	$2,403.7
Client assets by business
Investor Services	1%	(5%)	$1,330.7	$1,406.8	$1,391.2	$1,351.5	$1,323.3
Advisor Services	-	(5%)	1,085.2	1,136.5	1,133.2	1,112.1	1,080.4
Total client assets	1%	(5%)	$2,415.9	$2,543.3	$2,524.4	$2,463.6	$2,403.7
Net (decline) growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (3, 4)	(27%)	(49%)	$13.7	$26.8	$23.2	$13.8	$18.7
Advisor Services (5)	7%	68%	17.1	10.2	5.5	19.4	16.0
Total net new assets	(11%)	(17%)	30.8	37.0	28.7	33.2	34.7
Net market (losses) gains	N/M	N/M	(158.2)	(18.1)	32.1	26.7	(32.9)
Net (decline) growth	N/M	N/M	$(127.4)	$18.9	$60.8	$59.9	$1.8
New brokerage accounts (in thousands, for the quarter ended)	11%	(9%)	254	280	274	243	229
Clients (in thousands)
Active Brokerage Accounts	4%	1%	9,691	9,605	9,493	9,386	9,309
Banking Accounts	6%	2%	1,027	1,004	986	985	970
Corporate Retirement Plan Participants (3)	6%	1%	1,492	1,474	1,474	1,428	1,405

(1)	Excludes all proprietary mutual funds and ETFs.
(2)	Beginning in the second quarter of 2015, certain Mutual Fund OneSource balances were reclassified to Other third-party mutual funds. Prior-period information has been recast to reflect this change.
(3)

In the first quarter of 2015, the Company increased its reported totals for overall client assets and retirement plan participants by $6.1 billion and 35,000, respectively, to reflect the final impact of the consolidation of its retirement plan recordkeeping platforms as previously announced in September 2013.

(4)

Third quarter of 2015 includes an inflow of $4.9 billion from a mutual fund clearing services client. Second quarter of 2015 includes inflows of $17.4 billion from certain mutual fund clearing service clients. Third quarter of 2014 includes inflows of $10.2 billion and an outflow of $3.4 billion from certain mutual fund clearing service clients.

(5)	First quarter of 2015 includes an outflow of $11.6 billion relating to the Company’s planned resignation from an Advisor Services cash management relationship.

N/M Not meaningful.

-  9  -

	The Charles Schwab Corporation Monthly Activity Report For September 2015

	2014				2015									Change
	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Mo.	Yr.
Market Indices
(at month end)
Dow Jones Industrial Average	17,043	17,391	17,828	17,823	17,165	18,133	17,776	17,841	18,011	17,620	17,690	16,528	16,285	(1%)	(4%)
Nasdaq Composite	4,493	4,631	4,792	4,736	4,635	4,964	4,901	4,941	5,070	4,987	5,128	4,777	4,620	(3%)	3%
Standard & Poor’s 500	1,972	2,018	2,068	2,059	1,995	2,105	2,068	2,086	2,107	2,063	2,104	1,972	1,920	(3%)	(3%)
Client Assets
(in billions of dollars)
Beginning Client Assets	2,448.3	2,403.7	2,440.6	2,478.8	2,463.6	2,445.0	2,531.1	2,524.4	2,549.3	2,568.8	2,543.3	2,562.5	2,462.4
Net New Assets (1, 2)	10.3	7.9	10.9	14.4	9.3	6.8	12.6	9.1	10.1	17.8	9.8	9.2	11.8	28%	15%
Net Market (Losses) Gains	(54.9)	29.0	27.3	(29.6)	(27.9)	79.3	(19.3)	15.8	9.4	(43.3)	9.4	(109.3)	(58.3)
Total Client Assets (at month end)	2,403.7	2,440.6	2,478.8	2,463.6	2,445.0	2,531.1	2,524.4	2,549.3	2,568.8	2,543.3	2,562.5	2,462.4	2,415.9	(2%)	1%

Receiving Ongoing Advisory Services
(at month end)
Investor Services	177.3	180.2	183.3	182.5	181.5	187.8	188.4	191.0	192.8	191.4	193.3	187.2	184.9	(1%)	4%
Advisor Services (3)	1,015.3	1,032.4	1,049.0	1,045.6	1,038.4	1,065.8	1,063.4	1,071.9	1,079.3	1,066.7	1,079.0	1,039.5	1,019.9	(2%)	-
Client Accounts
(at month end, in thousands)
Active Brokerage Accounts	9,309	9,326	9,346	9,386	9,407	9,435	9,493	9,553	9,572	9,605	9,631	9,671	9,691	-	4%
Banking Accounts	970	974	979	985	978	983	986	992	1,000	1,004	1,011	1,021	1,027	1%	6%
Corporate Retirement Plan Participants (2)	1,405	1,416	1,416	1,428	1,441	1,475	1,474	1,469	1,469	1,474	1,483	1,488	1,492	-	6%
Client Activity
New Brokerage Accounts (in thousands)	76	76	70	97	84	80	110	111	80	89	87	87	80	(8%)	5%
Inbound Calls (in thousands)	1,755	1,928	1,656	1,980	1,872	1,827	1,930	1,954	1,621	1,763	1,788	1,807	1,631	(10%)	(7%)
Web Logins (in thousands)	31,098	32,409	31,528	34,580	34,294	35,379	36,278	35,966	32,112	31,644	33,498	34,167	29,550	(14%)	(5%)
Client Cash as a Percentage of Client Assets (4)	12.2%	12.1%	11.9%	12.3%	12.3%	11.9%	12.0%	11.5%	11.6%	11.7%	11.8%	12.6%	12.9%	30bp	70bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (5, 6)
(in millions of dollars)
Large Capitalization Stock	228	1,881	1,538	1,347	1,084	(1,154)	(586)	(1,496)	(1,410)	(804)	(702)	(664)	(608)
Small / Mid Capitalization Stock	(127)	(307)	91	(346)	488	(12)	290	423	(108)	78	149	(540)	(108)
International	166	(20)	794	177	1,630	3,463	4,650	3,613	2,718	2,255	947	(266)	(560)
Specialized	(24)	781	503	566	1,452	748	(47)	(5)	25	8	410	(390)	(643)
Hybrid	-	(531)	(363)	(687)	180	138	(284)	(210)	(238)	(133)	(152)	(1,144)	(726)
Taxable Bond	(3,475)	797	577	(1,914)	1,298	2,722	924	1,075	1,757	421	(111)	(634)	(91)
Tax-Free Bond	463	584	479	603	598	471	613	13	(101)	(132)	156	111	35
Net Buy (Sell) Activity
(in millions of dollars)
Mutual Funds (5)	(4,022)	358	254	(4,381)	3,174	3,086	1,765	420	813	(725)	(1,101)	(4,712)	(4,336)
Exchange-Traded Funds (6)	1,253	2,827	3,365	4,127	3,556	3,290	3,795	2,993	1,830	2,418	1,798	1,185	1,635
Money Market Funds	2,224	477	(1,643)	4,294	(2,080)	(2,158)	(1,362)	(6,970)	421	(358)	2,208	4,730	(717)
Average Interest-Earning Assets (7)
(in millions of dollars)	140,115	141,502	141,884	144,695	147,495	148,911	152,247	152,697	153,466	155,369	158,238	160,638	162,639	1%	16%

(1)

September 2015 includes an inflow of $4.9 billion from a mutual fund clearing services client. June 2015 includes an inflow of $8.1 billion from a mutual fund clearing services client. April 2015 includes inflows of $9.3 billion from certain mutual fund clearing service clients. February 2015 includes an outflow of $11.6 billion relating to the Company's planned resignation from an Advisor Services cash management relationship. September 2014 includes an inflow of $7.8 billion and outflow of $3.4 billion from certain mutual fund clearing service clients.

(2)

In February 2015, the Company increased its reported totals for overall client assets and retirement plan participants by $6.1 billion and 35,000, respectively, to reflect the final impact of the consolidation of its retirement plan recordkeeping platforms as previously announced in September 2013.

(3)	Excludes Retirement Business Services Trust.
(4)	Schwab One®, certain cash equivalents, bank deposits and money market fund balances as a percentage of total client assets.
(5)

Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.

(6)	Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(7)	Represents total interest-earning assets on the Company's balance sheet.

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